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                                                                   exhibit 10.15



                        COLLATERAL SAFEKEEPING AGREEMENT


     THIS COLLATERAL SAFEKEEPING AGREEMENT (this "Agreement") dated as of the 15th day of June, 2001, is entered into by TAYLOR CAPITAL GROUP, INC. (the "Borrower"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), and STANDARD FEDERAL BANK, a federal savings bank (the "Custodian").

     A. The Bank and the Borrower have previously entered into that certain Loan Agreement dated as of February 12, 1997 (the "Loan Agreement"), in connection with loans in an aggregate amount of $37,000,000 (and as the same is extended, modified or renewed, the "Loan").

     B. The Loan is secured by, among other things, certain shares of Cole Taylor Bank.

     C. The Borrower has requested the Collateral be held by the Custodian, and the Bank has agreed to such request, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. Collateral. (a) As security for the payment of the obligations of the Borrower to the Bank, whether now or hereafter existing and howsoever evidenced, or any extension or renewal thereof, including, without limitation, the Loan (the "Obligations"), Borrower has previously pledged and assigned to the Bank, among other things, 1,500,000 shares of common stock of Cole Taylor Bank (the "Collateral").

          (b) The Collateral is concurrently herewith being delivered to the Custodian for safekeeping.

     2. Collateral. Until the Custodian shall receive written notice from the Bank that all of the Obligations have been fully paid and satisfied, the parties hereto agree as follows:

          (a) The Custodian is hereby appointed as agent for the Bank, as secured party, and the Custodian shall hold and retain possession of the Collateral for the Bank as security for the payment of the Obligations;

          (b) The Borrower shall be unable to withdraw any of the Collateral without the Bank's prior written consent;

          (c) The Custodian shall deliver all or any part of the Collateral to the Bank upon its request at any time after the occurrence of an Event of Default (as defined in the Loan Agreement); and






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     (d)  The Bank's receipt for any of the Collateral so delivered by the
Custodian shall be a full and complete receipt and acquittance to the Custodian as fiduciary for the Collateral.

     3. Sale After Default. If the Bank elects to exercise its rights to dispose of the Collateral pursuant to the terms of Section 9-504 of the Illinois Uniform Commercial Code (or Section 9-610 under Revised Article 9 of the Illinois Uniform Commercial Code effective as of July 1, 2001), it shall provide Borrower with not less than 120 days prior written notice thereof. The notice shall state in reasonable detail the method and manner of sale. Provided that the Borrower, within said 120 day period, delivers to Bank a fully executed bona fide contract for the sale of the Collateral (or a sale of the assets which will be in an amount sufficient to repay the Obligations), the Borrower shall have an additional period of 60 days (starting at the conclusion of the original 120 day period) within which to close the sale and repay the Obligations. The Borrower shall have until the date of sale in which to repay the Obligations at which time the Bank shall release its lien on the Collateral. If the Collateral is in the possession of the Bank, or its agents, the Bank shall also return the Collateral to the Borrower.

     4. Acceptance. The Custodian hereby acknowledges that the Collateral has been pledged as security for the Obligations, and the Custodian hereby accepts appointment as agent for the Bank, as secured party, and agrees to act in accordance with the terms and provisions hereof. Until the termination of this Agreement, the Custodian agrees that it shall not have or assert, and waives any right, whether created by contract, statute or otherwise, to assert any right of offset against or lien or interest in any of the Collateral. The Collateral has been coded as assigned in the records of the Custodian, and none of the Collateral will be released by the Custodian without the prior written consent of the Bank.

     5. Indemnity; Assumption of Risk. (a) To the fullest extent permitted by law, the Borrower shall defend, indemnify and hold harmless each of the Bank and the Custodian, and their respective officers, directors, agents, employees, members and affiliated companies (collectively, the "Indemnitees"), from and against all claims, judgments, damages, losses, penalties, liabilities, costs and expenses of investigation and defense of any claim and of any good faith settlement of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and expenses, any of which are incurred at any time as a result of, or in connection with, the entering into of this Agreement or the transactions contemplated thereby, except to the extent arising from the gross negligence or willful misconduct of the Custodian or the Bank.

     (b) The Borrower and the Borrower's counsel have requested that the Bank and the Custodian enter into this Agreement. None of the Indemnitees shall be liable for any expense, cost, loss or damage of any kind or nature resulting or sustained by the Borrower as a result of the entering into of this Agreement, including, without limitation, any franchise or other taxes payable as a result thereof, and the Borrower expressly assumes all risk of loss or damage by entering into this Agreement except to the extent arising from the gross negligence or willful misconduct of the Custodian or the Bank. Notwithstanding anything herein to the contrary, the Custodian shall remain liable for the actual losses incurred by the Borrower for the Custodian's

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failure to return the Collateral to the Bank within a reasonable period of time following receipt of a proper request to do so from the Bank, unless the Custodian is prohibited or restrained from delivering the Collateral by virtue of any judicial order, decree or other legal process.

5. Fees. The Borrower shall pay a fee of $500.00 to the Bank upon the execution of this Agreement and shall pay a $500.00 fee to the Bank on each anniversary of this Agreement until such time as this Agreement has been terminated.

     IN WITNESS WHEREOF, this Agreement has been signed as of the date first above appearing.




                                       LASALLE BANK NATIONAL ASSOCIATION



                                       By:    /s/ Jay C. Goldner
                                              --------------------------------

                                       Name:  Jay C. Goldner
                                              --------------------------------

                                       Title: SVP
                                              --------------------------------




                                       TAYLOR CAPITAL GROUP, INC.




                                       By:    /s/ J. C. Alstrin
                                              --------------------------------

                                       Name:  J. C. Alstrin
                                              --------------------------------

                                       Title: CFO
                                              --------------------------------




                                       STANDARD FEDERAL BANK




                                       By:    /s/ Mark A. Hoppe
                                              --------------------------------

                                       Name:  Mark A. Hoppe
                                              --------------------------------

                                       Title: EVP
                                              --------------------------------




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